Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FIRST QUARTER 2009 RESULTS

Performance reflects quarterly revenue improvement and additional costs incurred in the evaluation of strategic opportunities

Newport Beach, CA – May 7, 2009 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the first quarter ended March 31, 2009.

Fiscal 2009 First Quarter Financial Highlights – versus Fiscal 2008 First Quarter

•	Net sales of $44.6 million, an increase of 9%.

•	Net income of $0.7 million, compared to $1.7 generated in 1Q08.

•	Earnings per diluted share were $0.03, compared with $0.06 in the prior year period.

Note: Reported earnings for the current period include additional costs incurred in the evaluation of strategic opportunities – having an unfavorable after-tax earnings impact of more than $0.03 per diluted share.

Eric Wintemute, President and CEO of American Vanguard, stated: “Our first quarter year-over-year sales growth reflects continuous expansion of our business. Despite the economic and credit uncertainties in U.S. and international markets, our sales and marketing initiatives have proven successful in increasing our revenue base. We anticipate continued growth in a number of areas and plan to adjust our inventory levels and manufacturing operations accordingly.”

“Another factor in this quarter’s results involves the costs of evaluating strategic opportunities. Product acquisition or licensing, international expansion, and various manufacturing & marketing collaborations are important ingredients to our continued success. While we can not elaborate on these projects specifically, individually and/or collectively they could transform the scope and significance of American Vanguard in the crop protection industry. We have engaged in evaluating a number of these opportunities during the first quarter of 2009, and our financial statements reflect the cost of such activities.”

Mr. Wintemute concluded, “We will continue to seek products that can strengthen our portfolio. We will continue to explore and pursue international and non-crop expansion opportunities. We will exercise diligent cost control, remain conservative in our investment outlays, capitalize on our versatile domestic manufacturing capability and leverage both our intellectual property and our established market positions. We reiterate again, that the significant benefits we provide for enhancing agricultural productivity and improving crop quality will continue to be in demand and fuel our growth potential in 2009 and beyond.”

Conference Call

Eric Wintemute, President & CEO, Trevor Thorley, EVP & COO and David Johnson, CFO, will conduct a conference call focusing on the financial results at 12:00 pm ET / 9:00 am PT on Thursday, May 7, 2009. Interested parties may participate in the call by dialing 706-679-3155 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call (conference ID # 96508760). The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® & Russell 3000® Indexes and the Standard & Poors 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati (212) 836-9611
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	For the three months ended March 31
	2009	2008
Net sales	$44,637	$40,934
Cost of sales	26,081	23,198

Gross profit	18,556	17,736
Operating expenses	16,563	13,946

Operating income	1,993	3,790
Interest expense	886	1,015
Interest capitalized	(21)	(50)

Income before income tax	1,128	2,825
Income tax expense	429	1,092

Net income	$699	$1,733

Earnings per common share—basic	$.03	$.07

Earnings per common share—assuming dilution	$.03	$.06

Weighted average shares outstanding—basic	27,004	26,464

Weighted average shares outstanding—assuming dilution	27,663	27,466

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands – except share amounts)

Assets	Mar. 31, 2009	Dec. 31, 2008
	(Unaudited)	(Note)
Current assets:
Cash	$1,447	$1,229
Receivables:
Trade, net of allowance for doubtful accounts of $530 and $472, respectively	63,834	51,405
Other	293	563

	64,127	51,968

Inventories	112,527	90,626
Prepaid expenses	1,717	1,688

Total current assets	179,818	145,511
Property, plant and equipment, net	40,554	41,241
Intangible assets	89,999	91,079
Other assets	10,258	9,106

	$320,629	$286,937

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$7,506	$6,656
Accounts payable	21,061	16,196
Accrued program costs	14,715	16,204
Accrued expenses and other payables	5,972	6,767
Income taxes payable	533	3,332

Total current liabilities	49,787	49,155
Long-term debt, excluding current installments	108,222	75,748
Deferred income taxes	6,091	6,091

Total liabilities	164,100	130,994

Commitments and contingent liabilities Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,333,396 shares at March 31, 2009 and 29,209,863 shares at December 31, 2008	2,932	2,920
Additional paid-in capital	39,390	38,873
Accumulated other comprehensive income (loss)	(2,894)	(3,593)
Retained earnings	120,254	120,896

	159,682	159,096
Less treasury stock, at cost, 2,260,996 shares at March 31, 2009 and at December 31, 2008	(3,153)	(3,153)

Total stockholders’ equity	156,529	155,943

	$320,629	$286,937

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Three Months Ended March 31, 2009 and 2008

(Unaudited)

Increase (decrease) in cash	2009	2008
Cash flows from operating activities:
Net income	$699	$1,733
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of fixed and intangible assets	2,712	2,252
Amortization of other long term assets	663	510
Stock-based compensation expense related to stock options and employee stock purchases	238	235
Changes in assets and liabilities associated with operations:
Increase in net receivables	(12,159)	(8,402)
Increase in inventories	(21,901)	(26,829)
Increase in prepaid expenses and other assets	(1,844)	(2,739)
Increase in accounts payable	5,559	6,859
Decrease in other current liabilities	(6,424)	(4,977)

Net cash used in operating activities	(32,457)	(31,358)

Cash flows from investing activities:
Capital expenditures	(945)	(2,375)
Acquisitions of intangible assets	—	(8,209)

Net cash used in investing activities	(945)	(10,584)

Cash flows from financing activities:
Net borrowings under line of credit agreement	34,500	41,500
Principal payments on long-term debt	(1,176)	(1,027)
Proceeds from the issuance of common stock (exercise of stock options and sale of stock under ESPP)	291	513

Net cash provided by financing activities	33,615	40,986

Net increase (decrease) in cash	213	(956)
Cash and cash equivalents at beginning of year	1,229	3,201
Effect of exchange rate changes on cash	5	44

Cash and cash equivalents as of March 31	$1,447	$2,289